     Exhibit 21
Subsidiaries of Integra LifeSciences Holdings Corporation

State or Country of
Incorporation or
Name of Subsidiary	Organization
Canada Microsurgical ULC	Canada
Caveangle Limited	United Kingdom
EndoSolutions, Inc.	Delaware
GMS mbH	Germany
ILS Services Switzerland Ltd.	Switzerland
Integra CI, Inc.	Cayman Islands
Integra Clinical Education Institute, Inc.	Delaware
Integra Healthcare Products LLC	Delaware
Integra LifeSciences (Canada) Holdings, Inc.	Delaware
Integra LifeSciences Corporation	Delaware
Integra LifeSciences (France) LLC	Delaware
Integra LifeSciences Holdings SAS	France
Integra LifeSciences (Ireland) Limited	Ireland
Integra LifeSciences NR Ireland Limited	Ireland
Integra LifeSciences Sales (Ireland) Limited	Ireland
Integra LifeSciences Services (France) SAS	France
Integra LifeSciences Shared Services (Ireland) Limited	Ireland
Integra ME GmbH	Germany
Integra NeuroSciences Gmbh	Germany
Integra NeuroSciences Holdings B.V.	Netherlands
Integra NeuroSciences Holdings (France) SA	France
Integra NeuroSciences Holdings (UK) Limited	United Kingdom
Integra NeuroSciences Implants (France) SA	France
Integra NeuroSciences (International), Inc.	Delaware

State or Country of
Incorporation or
Name of Subsidiary	Organization
Integra NeuroSciences Limited	United Kingdom
Integra Selector Corporation	Delaware
Integra Radionics, Inc.	Delaware
J. Jamner Surgical Instruments, Inc.	Delaware
Jarit Instruments Inc. & Co. KG	Germany
Jarit Instruments, Inc.	Delaware
Miltex, Inc.	Delaware
Miltex GmbH	Germany
Meisterhand Instrumente GmbH	Germany
ND Service NV	Belgium
Newdeal, Inc.	Texas
Newdeal SAS	France
Newdeal Technologies SAS	France
Spembly Cryosurgery Limited	United Kingdom
Spembly Medical Limited	United Kingdom
Surfix Technologies SAS	France
Integra Sales, Inc.	Delaware
Integra Luxtec, Inc.	Massachusetts
Fiber Imaging Technologies, Inc.	Massachusetts
Cathtec, Incorporated	Massachusetts
CardioDyne, Inc.	Massachusetts
LXU Healthcare, Inc. — Medical Specialty Products	Delaware
Bimeco, Inc.	Florida
IsoTis, Inc.	Delaware
IsoTis International SA	Switzerland
IsoTis OrthoBiologics, Inc.	Washington
IsoTis NV	Netherlands
Modex Therapeutics GmhH i L	Germany
IsoTis Tissue Engineering Facility BV	Netherlands
Precise Dental Products, Ltd.	California
Precise Dental Holding Corp.	New Jersey

State or Country of
Incorporation or
Name of Subsidiary	Organization
Precision Dental International, Inc.	California
Precise Dental Internacional, S.A. de C.V.	Mexico
May 16, 2008